UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

November 17, 2016
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Nonreliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On November 17, 2016, the Audit Committee of the Board of Directors of Raven Industries, Inc. (the “Company”), in consultation with management and after discussion with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, determined that the Company’s previously issued consolidated financial statements for the three- and nine-month periods ended October 31, 2015, the fiscal year ended January 31, 2016, and the three months ended April 30, 2016 should be restated to reflect the impact of certain errors described below. Accordingly, these financial statements and related reports of PricewaterhouseCoopers LLP, should no longer be relied upon.

The Company disclosed on September 12, 2016 in its Form 12b-25 filing that it had identified two deficiencies in the design and one deficiency in the operating effectiveness of its internal control over financial reporting each of which existed as of October 31, 2015, January 31, 2016, and April 30, 2016. As disclosed in the Form 12b-25, the design deficiencies related to i) verification and monitoring of the Company’s inventory cycle counting process and ii) management’s testing over the reliability of system-generated information used in its financial reporting process. The deficiency in operating effectiveness related to the development and review of estimates used in the cash flow forecasts related to the fiscal 2016 goodwill impairment assessment for Vista Research, Inc. (“Vista”). The Company had determined that the two design deficiencies are material weaknesses and was continuing to evaluate the severity of the operating effectiveness deficiency which could also result in a material weakness. As a result of the material weaknesses, management concluded at that time that it would need to file an amendment to its Annual Report on Form 10-K for the fiscal year ended January 31, 2016 as well as to its Quarterly Report on Form 10-Q for the quarters ended April 30, 2016 and October 31, 2015 to reflect the conclusions by the Company’s management that internal control over financial reporting and disclosure control and procedures were not effective as of those dates.

In connection with assessing the severity of the operating effectiveness deficiency described above related to the goodwill assessment, the Company has reassessed its previous forecasts utilized in the initial impairment analysis of the Vista reporting unit performed during the quarter ended October 31, 2015. Based on that reassessment, the Company has concluded that certain long-lived assets of the Vista reporting unit, including finite-lived intangible assets, were impaired as of October 31, 2015. While the Company is still assessing this matter, the range of estimated long-lived asset impairment for the Vista reporting unit is $3.5 million to $4.0 million pre-tax ($2.2 million to $2.5 after tax) for the three- and nine- month periods ended October 31, 2015 and the fiscal year ended January 31, 2016. Management is continuing to evaluate this matter as well as the long-lived asset impairment assessments in its other reporting units. In addition, as result of the reassessment, the Company has determined that there was an error in the amount of goodwill impairment originally recognized at October 31, 2015 and that the goodwill of the Vista reporting unit was fully impaired as of that date, notwithstanding that the Company is still evaluating the Vista long-lived assets described above, and therefore the remaining amount of goodwill of $4.1 million ($2.6 million after tax) should have been recorded as an additional goodwill impairment for the three- and nine-month periods ended October 31, 2015 and the fiscal year ended January 31, 2016.

In addition, in connection with the acquisition of Vista in 2012, the Company entered into an agreement to make annual payments based upon percentages of specific revenue streams for seven years after the acquisition date. In connection with the reassessment of the forecasted revenues utilized in the goodwill and long-lived asset impairment analyses for Vista, the Company has also reassessed the fair value of the acquisition-related contingent consideration and has concluded that the fair value of the liability for this contingent consideration was also incorrect, and therefore there should have been a reduction in the liability and related benefit recognized of $0.8 million ($0.5 million after tax) for the three- and nine-month periods ended October 31, 2015 and the fiscal year ended January 31, 2016.

Unrelated to the Vista adjustments described above, management has determined that other immaterial prior period errors will be corrected in connection with the restatement of the previously issued financial statements. Specifically, the financial statements will also be corrected for income tax related balance sheet account misclassifications of approximately $0.7 million as of October 31, 2015; $1.7 million as of January 31, 2016 and April 30, 2016; and a reduction of tax expense of approximately $0.5 million for the year ended January 31, 2016.

In connection with the foregoing reviews, the Company has continued its assessment of its internal control over financial reporting.  Based upon that continued assessment, the Company has identified the following control deficiencies which existed as of October 31, 2015, January 31, 2016, and April 30, 2016, which constitute material weaknesses and resulted in ineffective disclosure controls and procedures as of those dates:

•	The Company’s controls relating to the response of the risks of material misstatement were not effectively designed. This material weakness contributed to the following additional material weaknesses.

•
The Company’s controls over the accounting for goodwill and long-lived assets, including finite-lived intangible assets, were not effectively designed and maintained, specifically, the controls related to the identification of the proper unit of account as well as the development and review of assumptions used in interim and annual impairment tests. This control deficiency resulted in the restatement of the Company’s financial statements for the three- and nine-month periods ended October 31, 2015, the fiscal year ended January 31, 2016, and the three-month period ended April 30, 2016.

•
The Company’s controls related to the completeness and accuracy over the accounting for income taxes were not effectively designed and maintained, including the income tax provision and related tax assets and liabilities. This control deficiency resulted in the tax errors noted above.

•
As previously disclosed in the Form 12b-25 filing, the Company’s controls over the monitoring of inventories subject to cycle count programs were not effectively designed and maintained, specifically, the controls to verify inventory was counted at the frequency levels and accuracy rates required under the Company’s policy.

•
Also as previously disclosed in the Form 12b-25 filing, the Company’s controls over the completeness and accuracy of information used in internal control over financial reporting were not effectively designed and maintained, specifically, the controls to verify the information used in financial reporting was accurate and complete.

These control deficiencies could result in additional misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

The Company will be amending its Annual Report on Form 10-K for the fiscal year ended January 31, 2016, as well as its Quarterly Reports on Form 10-Q for the quarters ended October 31, 2015 and April 30, 2016 to restate its previously issued financial statements. The potential impact of all such adjustments that have been identified to date will reduce pre-tax income up to $7.3 million for the three- and nine-month periods ended October 31, 2015, and reduce pre-tax income and net income by up to $6.9 million and $3.9 million for the year ended January 31, 2016. None of these changes impact previously reported cash flows. This potential impact includes a range of up to $4.0 million for long-lived assets. The Company has not yet completed its final determination and review, and therefore the amounts are preliminary and subject to change.  While the Company expects to report the estimated adjustments described herein, there can be no assurance that the final adjustments will not differ materially from the estimated amounts discussed herein, or that additional errors and internal control deficiencies will not be identified.

In addition, the Company will also restate management’s report on internal control over financial reporting and its evaluation of disclosure controls and procedures (included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2016) and will receive an adverse opinion on the internal control over financial reporting as of January 31, 2016 from PricewaterhouseCoopers LLP. With respect to its Form 10-Qs for the quarterly periods ended October 31, 2015 and April 30, 2016, the Company will also amend its previously issued Item 4.

The Company is actively engaged in the planning for, and implementation of, remediation efforts to address the underlying causes of the control deficiencies that gave rise to the material weaknesses and has engaged outside accounting experts to assist with those efforts, which will be discussed further in the Company’s amended filings.

Item 8.01. Other Events.
Once the Company completes its analysis with respect to the restatement and the amended filings discussed above have been made, the Company will then file its Form 10-Q for the fiscal 2017 second quarter ending July 31, 2016, announce its fiscal 2017 third quarter financial results, and hold an investor conference call to discuss the fiscal 2017 third quarter results. Given the time needed to complete these amended filings, the filing of the fiscal 2017 third quarter Form 10-Q for the period ended October 31, 2016, will be delayed.

In a Current Report on Form 8-K filed on September 16, 2016, the Company reported receipt of a notice of non-compliance with Nasdaq listing rule 5250(c)(1) as a result of its failure to timely file its quarterly report for the second quarter of fiscal 2017. The Company has received an extension of time from Nasdaq, until March 8, 2017, to come into compliance with the listing standards.

Cautionary Statement:
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” and similar expressions are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although management believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, there is no assurance these assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, the Company’s ability to regain compliance with the Nasdaq continued listing rules by filing its Form 10-Q for the fiscal 2017second quarter ending July 31, 2016. This list is not exhaustive, and the Company does not have an obligation to revise any forward-looking statements to reflect events or circumstances after the date these statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Steven E. Brazones
Steven E. Brazones
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: November 23, 2016